UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2026

SELECTIS HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

600 17th St., Ste 2800 South, Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 680-0808

(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	APPOINTMENT OF DIRECTORS

Effective March 12, 2026, the Board of Directors of Selectis Health, Inc, a Utah corporation (the “Company”) approved the appointment of Mr. Richard Huebner to serve as a member of the Board of Directors of Company.

The following is biographical information on the new Board member:

Richard Huebner, age 68 has served as the senior managing partner and investment banker of GVC Capital LLC since 2001 to the present. Prior to this Mr. Huebner was a registered investment advisor from 2000 to 2001. He was also an Executive Vice President at Fiserv Correspondent Services from 1984 to 2000. Mr. Huebner served in various roles including General Counsel, Director, Executive Committee Member, Compliance Officer, Equities Desk Trader, Vice President, Senior and Executive Vice Present at Hanifen Imhoff Inc, (1979) Hanifen Imhoff Holding Company, Hanifen Imhoff Investments, Hanifen Imhoff Clearing Corp from 1984 through 1997. From 1980 through 1983 he held the positions of Law Clerk, Compliance Officer and Assistant General Counsel and First Mid America, Inc.

Mr. Huebner received a Bachelor’s degree from Hastings College in Nebraska (1979) and a Juris Doctorate degree from University of Nebraska (1982).

Mr. Huebner will be eligible to participate in the Company’s previously approved Outside Directors Compensation Plan under which he will receive an annual stipend of $30,000, payable quarterly in cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Selectis Health, Inc.
(Registrant)

Dated: March 18, 2026	/s/ Adam Desmond
Adam Desmond CEO